News Release


Investor Contact:

Jack McHale, 215-986-6050
Jack.McHale@unisys.com


Media Contacts:

Jim Kerr, 215-986-5795
Jim.Kerr@unisys.com



UNISYS ANNOUNCES ACTIONS TO REDUCE COST BASE BY MORE THAN $225 MILLION ANNUALLY

BLUE BELL, Pa., December 22, 2008 - Unisys Corporation announced today that it was taking aggressive actions to reduce its costs. Unisys said that it is exploring a wide range of cost-reduction options and that actions currently underway are expected to reduce its annual cost structure by more than $225 million. The cost-reduction actions are part of an overall program, led by new Unisys Chairman and CEO Ed Coleman, to simplify the company's business structure, concentrate its resources more effectively, and drive improved market success and profitability.

Unisys said its initial cost-reduction actions are focused on reducing SG&A expenses and controlling or reducing labor costs across the board. These actions to reduce costs include reductions in third-party expenses, facility consolidations, headcount reductions of approximately 1,300 positions worldwide, and a suspension of company matching contributions to the U.S. 401(k) plan, which had been costing about $50 million annually. The headcount reductions have begun and will continue into 2009.

Along with the items above, the company also plans to forgo 2009 salary increases in most of the company's markets.

Unisys said it expects to take a fourth-quarter 2008 restructuring charge in the $80 to $85 million range. The total cash requirements related to the charge are expected to be about $70 to $75 million. The charge will not require an acceleration of cash requirements, as severance and facility charges will be paid out over severance and lease periods.

ABOUT UNISYS
Unisys is a worldwide information technology services and solutions company. We provide consulting, systems integration, outsourcing and infrastructure services, combined with powerful enterprise server technology. We specialize in helping clients use information to create efficient, secure business operations that allow them to achieve their business goals. Our consultants and industry experts work with clients to understand their business challenges and create greater visibility into critical linkages throughout their operations. For more information, visit www.unisys.com .

FORWARD-LOOKING STATEMENTS
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections of earnings, revenues, or other financial items; any statements of the company's plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could
cause actual results to differ materially from expectations.   In particular,
statements concerning anticipated reductions in the company's cost structure assume that the company will fully and successfully implement the associated cost reduction actions. The anticipated amount of anticipated cost savings is also subject to currency exchange rate fluctuations with regard to actions
taken outside the U.S.   Other risks and uncertainties that could affect the
company's future results include general economic and business conditions; the effects of aggressive competition in the information services and technology markets on the company's revenues, pricing and margins and on the competitiveness of its product and services offerings; the level of demand for the company's products and services and the company's ability to anticipate and respond to changes in technology and customer preferences; the company's ability to retain significant clients; the company's ability to grow outsourcing and its ability to effectively and timely complete the related solutions implementations, client transitions to the new environment and work force and facilities rationalizations; the company's ability to continue to effectively address its challenging outsourcing operations through negotiations or operationally and to fully recover the associated outsourcing assets; the company's ability to drive profitable growth in consulting and systems integration; the level of demand for the company's high-end enterprise servers and maintenance on those servers; the risk that the company's contracts may not be as profitable as expected or provide the expected level of revenues and that contracts with U.S. governmental agencies may be subject to audits, criminal penalties, sanctions and other expenses and fines; the risk that the company may face damage to its reputation or legal liability if its clients are not satisfied with its services or products; the performance and capabilities of third parties with whom the company has commercial relationships; the risks of doing business internationally; the potential business and financial risk in implementing future acquisitions or dispositions; the potential for infringement claims to be asserted against the company or its clients and the possibility that pending litigation could affect the company's results of operations or cash flow. Additional discussion of these and other factors that could affect Unisys future results is contained in its periodic filings with the Securities and Exchange Commission. Unisys assumes no obligation to update any forward-looking statements.

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RELEASE NO.: 1222/8944
http://www.unisys.com/about__unisys/news_a_events/12228944.htm

Unisys is a registered trademark of Unisys Corporation. All other brands and products referenced herein are acknowledged to be trademarks or registered trademarks of their respective holders.